PULSE EVOLUTION CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Pulse Evolution Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pulse Evolution Corporation (“the Company”) as of June 30, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the two years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit and a history net operating losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC

We have served as the Company’s auditor since 2018.

Spokane, Washington

October 24, 2018

F-2

PULSE EVOLUTION CORPORATION

Consolidated Balance Sheets

	June 30, 2018	June 30, 2017
ASSETS
Current assets
Cash	$-	$-
Prepaid Expenses	113,607	121,607
Deposits and Retainers	123,072	125,269
Total current assets	236,679	246,876

Property and Equipment, net	75,837	96,520
Acquired Technology, net	11,453,946	13,865,304
Total Assets	$11,766,462	$14,208,700

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,230,953	$2,985,883
Accrued expenses	5,299,341	5,096,701
Notes payable, net of discount	2,700,000	6,970,000
Note payable - related party	30,000	30,000
Warrant liability	3,516,209	5,674,881
Total current liabilities	13,776,503	20,757,465

Commitments and Contingencies	-	-

Redeemable common stock, ($0.001 par value, 3,800,000 issued and outstanding)	-	850,000

Stockholders’ Deficit:
Series A Convertible Preferred Stock, par value $0.001, 100,000,000 shares authorized 9,376,092 and 31,128,910 issued and outstanding at June 30,2018 and June 30, 2017, respectively	9,376	31,129

Common Stock, par value $0.001, 300,000,000 shares authorized, 215,938,010 and 190,277,010 issued and outstanding at June 30, 2018 and June 30, 2017, respectively	215,938	190,277

Common Stock, par value $0.001, committed and to be issued	4,295,053	3,300
Subscription Receivable	-	(1,253)
Additional Paid in Capital	71,406,980	61,251,488
Accumulated deficit	(77,937,388)	(68,873,706)
Total Stockholders’ Deficit	(2,010,041)	(7,398,765)

Total Liabilities and Stockholders’ Deficit	$11,766,462	$14,208,700

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PULSE EVOLUTION CORPORATION

Consolidated Statements of Operations

	For the Years Ended
	June 30, 2018	June 30, 2017

Revenue	$587,545	$1,928,664

Cost of goods sold	-	-

Gross Profit	587,545	1,928,664

Operating Expenses:
Compensation	423,685	5,279,897
Stock based compensation	10,181,153	7,989,889
Professional Services	824,286	1,612,493
Amortization - Licensing Fees	-	4,785,337
Depreciation - Property and Equipment	20,684	28,770
Depreciation - Acquired Technology	2,411,357	2,411,357
General and administrative	164,975	1,496,963

Total operating expenses	14,026,140	23,604,706

Loss from operations	(13,438,595)	(21,676,042)

Other Income (Expense)
Interest expense	(555,602)	(787,054)
Other income (expense)	2,771,843	750,000
Change in fair value of warrant liability	2,158,672	30,234,190

Total Other Income (Expense)	4,374,913	30,197,136

Income (Loss) From Continuing Operations	(9,063,682)	8,521,094

Net Income (Loss) Before Income Taxes	(9,063,682)	8,521,094

Income Tax Expense	-	-

Net Income (Loss)	$(9,063,682)	$8,521,094

Net income (loss) from continuing operations per common share
-Basic	$(0.043)	$0.050
-Diluted	$(0.043)	$0.050

Weighted average common shares outstanding
-Basic	208,664,494	170,572,194
-Diluted	208,664,494	170,572,194

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PULSE EVOLUTION CORPORATION

Consolidated Statements of Stockholders’ Equity (Deficit)

For the year ended June 30, 2018 and June 30, 2017

	Series A Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Subscription Receivable	Fair Value of Stock to be Issued	Accumulated Deficit	Total Stockholders’ Equity
	$0.001 Par Value		$0.001 Par Value		$	$	$	$	$
Balance, June 30, 2016	31,128,914	$31,129	152,783,010	$152,783	$53,299,093	$(1,253)	0	$(77,394,800)	$(23,913,048)
									-
Common shares issued for cash							3,300		3,300
Common shares issued for services			37,494,000	37,494	7,952,395				7,989,889
Net profit								8,521,094	8,521,094
Balance - June 30, 2017	31,128,914	31,129	190,277,000	$190,277	61,251,488	(1,253)	3300	(68,873,706)	(7,398,765)
Common shares issued for cash									-
Common shares issued for services			15,661,000	15,661	2,984,000				2,999,661
Common shares issued for contractual obligations			10,000,000	10,000	3,303,086				3,313,086
Subscription receivable w/off						1,253			1,253
Warrants issued for services					3,868,406				3,868,406
Common Shares to be Issued									-
Common shares to be issued in exchange for preferred shares	(21,752,822)	(21,753)					21,753		-
Common shares to be issued conversion of promissory notes							4,270,000		4,270,000
Net loss								(9,063,682)	(9,063,682)
Balance - June 30, 2018	$9,376,092	$9,376	215,938,000	$215,938	$71,406,980	$-	$4,295,053	$(77,937,388)	$(2,010,041)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PULSE EVOLUTION CORPORATION

Consolidated Statements of Cash Flows

	For the Year Ended
	June 30, 2018	June 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,063,682)	$8,521,094
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Amortization of licensing fee	-	4,785,337
Depreciation	2,432,041	2,440,127
Common stock issued for services	10,181,153	7,989,889
Forgiveness of debt	(2,771,843)	-
Amortization of debt discount	-	258,417
Change in fair value of warrant liability	(2,158,672)	(30,234,190)
Changes in operating liabilities
Prepaid expenses and other current assets	9,239	(664,098)
Accounts payable and accrued expenses	1,371,764	4,298,955

Net Cash Used in Operating Activities	-	(2,604,469)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(62,057)
Net Cash Provided by Financing Activities	-	(62,057)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible note payable related party	-	30,000
Proceeds from issuance of notes payable		1,650,000
Net Cash Used in Investing Activities	-	1,680,000

Net Increase (Decrease) in Cash	-	(986,526)
Cash at Beginning of Period	-	986,526
Cash at End of Period	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-	$-
Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued to settle debt	$4,270,000	$-
	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PULSE EVOLUTION CORPORATION

Notes to the Consolidated Financial Statements

NOTE 1. BASIS OF PRESENTATION AND BUSINESS DESCRIPTION

Nature of Business

Pulse Evolution Corporation was incorporated on May 31, 2013, under the laws of the State of Nevada under the name QurApps, Inc., initially announcing plans to develop software applications for mobile devices. In anticipation of a change of control transaction, which closed on May 15, 2014, the Company changed its name to Pulse Evolution Corporation effective May 8, 2014.

We are a market leader in the emerging virtual human likeness space, and the foremost developer of hyper-realistic digital humans – computer generated assets that appear to be human and can perform in live shows, virtual reality, augmented reality, holographic, 3D stereoscopic, web, mobile, interactive and artificial intelligence applications.

We believe that digital humans will be ubiquitous in society, culture and industry. In the last decade, hyper-realistic digital humans have performed in movies such as The Curious Case of Benjamin Button or on stage such as the virtual performance of a digital Tupac Shakur at the Coachella Valley Music Festival. We expect that, in years to come, digital humans will not only perform for audiences on stage and in film, but they will also represent individual consumers as digital likeness avatars, in realistic and fantasy form, appearing and interacting on the consumer’s behalf in electronic and mobile communication, social media, video game, virtual reality, and augmented reality. The Company’s long-term goal is to be the ‘face’ of artificial intelligence, to provide a human form to interactive artificially intelligent computer beings that will be common in society, providing useful information and services to people in diverse industries, such as education, health care, telecommunications, defense, transportation and entertainment.

Our leadership team is currently focused on applications of digital humans in entertainment. We believe the entertainment industry provides us with attractive near-term opportunities to put digital humans to work in proven performance-oriented business models, while also allowing us to use the visibility of our globally recognized celebrities to showcase our digital human technologies and their applications across other industries. Accordingly, our current business plan is to generate revenues from our digital human representations of three of the world’s best-known late celebrities – Michael Jackson, Elvis Presley and Marilyn Monroe – in full length entertainment experiences, brand marketing events and digital products. The company, under its new parent company, is currently in negotiating for rights for these licenses, which had been terminated in the year ended June 30, 2017 (see note 5).

We believe our specific business opportunity will be driven by the rapid evolution of the methods by which people access information and content through various forms of interactive electronic media. We believe that we are moving toward a world in which we will simply ask a computer a question and we will be given an answer, by a hyper-realistic digital human who possesses a universe of accurate and relevant information. Through our continued development of the world’s most advanced human animation technology, and our collaboration with the larger community of artificial intelligence pioneers, we expect that we will do more than just put a face on ‘AI.’ We intend to build your most knowledgeable teacher, your most trusted advisor, and in a digital world that reveals more possibilities each day, maybe even your best friend.

Company History

Acquisition of Pulse Entertainment

In May 2014, the Company signed a letter of intent to exchange at least a majority of its unissued shares of common stock for 100% of the outstanding common stock of Pulse Entertainment Corporation, a related party. The Company entered into a share exchange agreement on September 26, 2014 (the “Share Exchange Agreement”) with Pulse Entertainment in which the Company agreed to issue up to 58,362,708 shares of its unregistered common stock, $0.001 par value (the “Common Stock”) to the shareholders of Pulse Entertainment holding 21,535,252 shares of its issued and outstanding common stock (the “Share Exchange”), such shares representing 100% of the issued and outstanding common stock of Pulse Entertainment. On September 30, 2014, the Company completed the initial closing under the Share Exchange Agreement pursuant to which it agreed to issue 35,827,309 shares of its unregistered Common Stock, net of cancellations, to the shareholders of Pulse Entertainment in exchange for 17,466,383 shares of its common stock. During the quarter ended December 31, 2014, the Company exchanged additional shares under the Share Exchange Agreement pursuant to which it agreed to issue 15,135,973 shares of its unregistered Common Stock, net of cancellations, to the shareholders of Pulse Entertainment in exchange for 2,732,869 shares of its common stock. As part of the Share Exchange, certain of the Company’s shareholders who are also shareholders of Pulse Entertainment canceled 60,910,113 shares of the Company’s common stock previously issued to them in connection with the Share Exchange. The remaining 1,336,000 shares of Pulse Entertainment common stock were exchanged in June 2015 and July 2015 by the Pulse Entertainment Shareholders pursuant to the Share Exchange Agreement for 7,399,426 shares of the Company’s unregistered common stock. In July 2015, Pulse Entertainment became a wholly owned subsidiary of the Company.

F-7

Going Concern

The Company broadly consists of a core operation of developing human animation technology for applications of digital humans in entertainment and other emerging market segments, management and administration team and in-house production talent. Upon commencement of production of a specific concert or theatrical show, the in-house production talent team would be required to provide animation services related to the performance of the primary celebrity character, such services to be funded by a show-specific production entity that would likely be managed by the Company and funded materially by third-party entertainment production investors. While we intend to fund an initial portion of production costs of a show from internal sources, we expect a large portion of these costs to be funded by such third parties, including affiliated production companies, associated celebrity estates, corporate sponsors and other entertainment finance vehicles. We do not, however, currently have any such funding or financing arrangements currently in place. Our ability to fund our in-house production talent and meet our obligations on a timely basis relies on our ability to raise funds for the productions. If we are unable to successfully raise sufficient production capital through future debt and equity financings or strategic and collaborative ventures with potential partners, we would likely have to reduce our dependence on in-house production talent and limit many, if not all, of our activities as a producer.

The Company plans to develop, produce and operate full scale productions will require significant direct funding, similar to that of a mid-sized theatrical show. Until we secure production capital and generate revenues, the company will continue to rely on raising capital to support the development of technology and digital likenesses of its portfolio of celebrities. We believe that full scale shows will require in excess of $25 million of development and operating financing and we plan to fund each of our productions within a production entity, similar to the structure used by movie studios.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to execute its strategy and in its ability to raise additional funds. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash to operate its business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing.

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the financial statements, the Company had a stockholders’ deficit of $2,010,041 at June 30, 2018 and incurred a net loss for the period ended June 30, 2018 of $9,063,682. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued. The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements include the accounts of Pulse Evolution Corporation, its wholly owned subsidiary Pulse Entertainment Corporation. The company has created various wholly owned subsidiaries, including The Kopp Initiative, LLC, Pulse Digital Human Labs, Pulse Japan and Pulse Biologic, After-August Inc, EPLS, all of which had no activity during the year. All significant intercompany accounts and transactions have been eliminated in consolidation.

F-8

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates based on experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Allowance for Doubtful Accounts

The Company maintains a policy to record allowances for doubtful accounts for estimated losses resulting from the inability of its customers, lenders or investors to make required payments. If the financial conditions of these customers were to deteriorate and impair their ability to make payments, additional allowances may be required. No allowance for doubtful accounts was necessary at June 30, 2018 and 2017.

Revenue Recognition

Effective January 1, 2018, the Company retroactively adopted the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 606 — Revenue from Contracts with Customers, which has no material impact on revenue reported on the years presented within these financial statements. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

There was no impact on the Company’s financial statements as a result of adopting ASC 606 for the year ended June 30, 2018 and 2017.

Concentrations

During the year ended June 30, 2018 the Company had one customer that accounted for 81% of sales. During the year ended June 30,2017, the Company had one customer that accounted for 65% sales.

Production Costs

Production costs consist primarily of amounts due to third-party providers that the Company uses to help create and deliver the Company’s digital and live performance productions.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the related asset. Computers are depreciated over five years. Furniture and fixtures are depreciated over seven years. Impairment is reviewed on an annual basis and no impairment charge was necessary at June 30,2018 or 2017.

F-9

Acquired Technology

The Company acquired human animation technology as a result of its acquisition of After August Inc. Depreciation is provided on a straight-line basis over the estimated useful life of 7 years of the related assets. Impairment is reviewed on an annual basis and no impairment charge was necessary at June 30,2018 or 2017.

Segment Reporting

The Company currently operates in only one segment.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures, establishes a three-level fair value hierarchy that requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs used to measure fair value are as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data and require the reporting entity to develop its own assumptions.

The carrying amount of prepaid expenses, accounts payable, and accrued expenses approximates fair value due to the short-term nature of these instruments.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is established against deferred tax assets because, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of June 30, 2018, and 2017, the Company believes that material uncertain tax positions could arise under review by the relevant tax authorities. However, interest and penalties have not been accrued due to an uncertain tax position and the fact the Company has reported tax losses since inception.

Stock based Compensation

The Company adopted FASB guidance on stock-based compensation upon inception at November 18, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company issued stock and warrants for services or compensation for period ended June 30, 2018 and 2017.

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, as such, we record the related expense based on the more reliable measurement of the services provided, or the fair market value of the stock issued multiplied by the number of shares awarded. We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

For stock issued to 3rd parties (who are not employees of the Company) for services rendered, we record these stock issuances based on their fair value at the date they were granted or on the date the commitment arose.

F-10

Income (Loss) Per Share

Basic income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants.

Warrant Liability

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For warrants that are accounted for as liabilities, they are initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company measures fair value of warrants using Level 3 inputs based on the fair value hierarchy and uses a Black-Scholes-Merton model to value the warrants at inception and on subsequent valuation dates through the June 30, 2018 reporting date.

The classification of warrants, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. The guidance in ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, and the guidance is to be applied using a full or modified retrospective approach. The Company has early adopted ASU 2017-11 in the fourth quarter of 2017. The adoption of ASU 2017-11 is not expected to have a material impact on the Company’s financial statements and related disclosures.

F-11

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant date under ASC 718 and forgo revaluing the award after this date. The Company has chosen to early adopt this standard.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

NOTE 3. PROPERTY & EQUIPMENT

Property and equipment as of June 30, 2018 and June 30, 2017 consist of the following:

	June 30, 2018	June 30, 2017	Useful Life
	$	$
Computers and other equipment	3,900	3900	5 years
Furniture and fixtures	133,994	133,994	7 years
Total property and equipment, cost	137,894	137,894
Less: Accumulated depreciation	(62,057)	(41,374)
Total Property and Equipment, net	75,837	96,520

The range of estimated useful lives for property and equipment at June 30, 2018, and 2017 was five to seven years.

Depreciation expense on property and equipment totaled $20,684 and $ 28,770 for the year ended June 30, 2018 and June 30, 2017, respectively. There was no impairment charge that was recorded in the year ended June 30, 2018 and 2017.

NOTE 4. ACQUIRED TECHNOLOGY

The Company acquired technology valued at $16,879,500 from its acquisition of After August Inc in March 2016. The company is a leading developer of human animation technology in the virtual and augmented reality space. The Company has assigned a useful life of seven years to this asset and accordingly charges depreciation on a straight-line basis over the life of the asset. There was no impairment charge that was recorded in the year ended June 30, 2018 and 2017.

	June 30, 2018	June 30, 2017	Useful Life
	$	$
Acquired Technology	16,879,500	16,879,500	7 years
Less: Accumulated depreciation	(5,425,554)	(3,014,196)
Total Acquired Technology, net	11,453,946	13,865,304

NOTE 5. INTANGIBLE ASSETS & AMORTIZED LICENSE FEES

The Company had previously capitalized license fees paid as intangible assets but these were expensed during the year ended June 30, 2017 and reported within Amortization- Licensing Fees in the Consolidated Statement of Operations. As a result, the Company had no intangible assets at the end of June 30, 2018 and 2017.

F-12

In August 2014, the Company entered into a multiyear agreement with ABG to develop for ABG, entertainment projects to utilize a realistic computer-generated image of Elvis Presley. The likeness will be used to create entertainment and branding revenue opportunities for the Company, generated from holographic performances in live shows and commercials.

In October 2014, the Company entered into a multiyear agreement with the Estate of Marilyn Monroe, LLC (“the Monroe Estate”) to develop for the Monroe Estate entertainment projects to utilize a realistic computer-generated image of Marilyn Monroe, which was also represented by ABG. The likeness will be used to create entertainment and branding revenue opportunities for the Company, generated from holographic performances in live shows and commercials. The Monroe Estate holds the likeness, appearance, and publicity rights of Marilyn Monroe.

Under the terms of the agreement, the Company issued 2,800,000 shares of common stock to the Monroe Estate. On March 31, 2015, the Company issued an additional 1,000,000 shares to the Monroe Estate for a total of 3,800,000 shares issued. The initial value had been capitalized and was being amortized over the length of the agreement. Additionally, the Company’s amended agreement, effective March 31, 2015, with the Monroe Estate included a provision where the Company was to cause the 3,800,000 redeemable shares issued to be registered by a specified date. If this did not occur, the Monroe Estate had a put option giving them the right to sell back these 3,800,000 shares back to the Company for $1,350,000.

The Company made a payment of $500,000 to the Monroe Estate in 2016 and therefore the balance sheet as of June 30, 2017 reflects the redemption value of $850,000 that the Company may be required to pay should the Monroe Estate choose to exercise its redemption rights. Since these shares are redeemable common shares at the option of the holder, they have been classified outside of permanent equity. In 2018, the Monroe Estate elected to exchange their shares in the Company for Evolution AI shares in a tender offer, which resulted in the Company no longer having any liability for the $850,000 to the Monroe Estate.

In January 2017, The Company was notified by ABG that the Company was in breach of its payment obligations and thus no longer had the rights under the agreement. As a result of the cancellation of this agreement, the Company has expensed all payments that were due under the agreement, including previously capitalized license fees which is reflected within Amortization- Licensing Fees showing a cumulative life-to-date loss of $4,785,337 within the Consolidated Statement of Operations in the year ended June 30, 2017. As of June 30, 2018, the Company no longer retains any rights to Elvis Presley or Marilyn Monroe under this agreement.

NOTE 6. ACCRUED LIABILITIES

Accrued liabilities as of June 30, 2018 and June 30, 2017 consist of the following:

	June 30, 2018	June 30, 2017
	$	$
Payroll and payroll related liabilities	1,308,016	1,308,016
Accrued Interest	743,876	827,860
Employee Credit Card Expenses	814,546	787,306
Other expenses	2,432,903	2,173,519
Total Property and Equipment, net	5,299,341	5,096,701

NOTE 7. NOTES PAYABLE

The Company had the following notes payable as of June 30, 2018 and 2017 respectively.

After August Inc

In March 2016, the Company acquired After August Inc. The company financed the acquisition of the technology valued at $16,879,500 using a combination of cash, notes and stock. The Company paid $300,000 in cash to the principal shareholders of After August Inc., and issued common stock of 4,870,000 with a negotiated price of $2.85 per share plus a three year note of $2,700,000 bearing an interest-bearing coupon of 10% per annum, with a maturity date of October 1, 2018. The Company has accrued $270,000 of interest in each year ended June 30, 2018 and 2017, respectively and total interest accrued to date is $607,500.

F-13

Related Party

The Company has a note outstanding for the principal amount of $30,000 from a related party, as of June 30, 2018 and 2017, respectively. The note has three-month roll-over provisions and different maturity and repayment amounts if not fully paid by due date. The company has not accrued for additional liability in excess of the principal amount.

The Company also owes to former employees and officers a total of $814,546 and $787,306 related to expense reimbursements for the years ended June 30, 2018 and 2017 (see note 6).

European Investor Group

As of June 30, 2017, the Company had notes payable to a group of European investors, who were also preferred stockholders, for a cumulative principal amount of $4,270,000 bearing interest ranging between 7% to 8% that remained outstanding at June 30, 2017. The interest of $280,400 and $248,400 on these notes have been accrued in the respective years ended June 30, 2018 and 2017 and a total interest of $634,384 has been accrued to date.

In June 2018, the European Investor Group settled a lawsuit filed in April 2018 against the former principal founders of the Company and reached an agreement to convert their promissory notes as well as preferred shares into common stock at an average price of $0.62 per share, and waiving all their rights to accrued interest on their notes as well as preferential rights (see note 8) on their preferred stock. The table below summarizes the settlement of the lawsuit.

	Preferred Shares	Promissory Notes	Common Stock Issued

Preferred Shares Converted to Common (one -to-one) at an average conversion price of $0.62 per share	21,752,818		21,752,818
Promissory Note Principal Converted		$4,270,000	6,887,096
Accrued Interest Converted		$634, 384	-
Total		$4,904,384	28,639,914
Net Gain on Transaction		$634,384

NOTE 8. PREFERRED STOCK

In February, 2015 the Company authorized shares of the preferred stock, par value $0.001 per share, of the Corporation as Series A Preferred Stock. The Series A Preferred Stock shall be subdivided into two classes: (i) class “A-1” of Series A Preferred Stock and (ii) class “A-2” of Series A Preferred Stock.

The Series A-1 Preferred Stock and the Series A-2 Preferred Stock shall be treated identically for all intents and purposes hereof, but for the different original issuance price of each class. The Series A-1 Preferred Stock and Series A-2 have issuance prices of $0.31 and $0.62 per share, respectively. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation. Upon any liquidation (voluntary or otherwise), dissolution, or winding up of the Corporation or a Deemed Liquidation Event, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received per share, an amount equal to one (1) times the original stated value, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Each share of Series A Preferred Stock shall be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder. Holders of preferred shares, who are also entitled to convert the preferred shares into an equal number of common shares, are entitled to vote with the common class of shareholders, on any company matters requiring a vote of the shareholders, on an “as if converted” basis. The conversion rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

F-14

As of June 30, 2018 and 2017, a total of 9,376,092 and 31,128,914 preferred shares remained issued and outstanding.

NOTE 9. WARRANTS

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. Certain warrants issued to investors and conversion features of notes payable did not have fixed settlement provisions because either their exercise prices will be lowered if the Company issues securities at lower prices in the future or the conversion price is variable. In addition, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. In accordance with the FASB authoritative guidance, the conversion feature of the notes was separated from the host contract (i.e., the notes) and the fair value of the warrants have been recognized as a derivative and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

In January 2016, the Company issued 36,678,028 warrants with anti-dilution provisions at an exercise price of $1 to XIX Entertainment, a company controlled by Mr. Simon Fuller, in connection with his leadership role in the Elvis project. The warrant liabilities were valued at the following dates using a Black-Scholes-Merton model with the following average assumptions:

Warrant Roll-Forward	Jan 28, 2016	June 30, 2016	June 30, 2017	June 30, 2018
	(date of grant)
Exercise Price	$1.00	$1.00	$1.00	$1.00
Stock Price	$0.60	$1,99	$0.33	$0.22
Discount applied	0%	50%	50%	50%
Fair Value of stock price	$0.60	$0.995	$0.11	$0.11
Risk Free Rate	4%	4%	4%	4%
Expected life in years	7.0	6.48	5.48	4.48
Expected dividend yield	0%	0%	0%	0%
Expected volatility	184%	184%	184%	184%
Fair Value of Warrants	$0.5896	$0.9790	$0.1547	$0.0959
# of warrants	36,678,028	36,678,028	36,678,028	36,678,028
Warrant liability	$21,638, 410	$35,909,071	$5,674,881	$3,516,209
Gain (Loss) in year		$(35,909,071)	$30,234,190	$2,158,672

During the year ended June 30, 2018 and 2017, the gain resulting from the change in the fair value of the warrant liability was $2,158,672 and $30,234,190 respectively.

NOTE 10. STOCK BASED COMPENSATION

During the years ended June 30, 2018 and 2017, the Company issued restricted common stock to employees and service providers. In accordance with FASB pronouncement ASC 718, the company has valued these stock grants at fair value, which was computed at 50% of the traded stock price to reflect the trading restrictions on the stock as well as adjustments for the thinly traded volume. The total stock compensation for the year ended June 30, 2018 and 2017 was $10,181,153 and $7,989,889 respectively.

F-15

The Company also granted 17,500,000 warrants on July 3, 2017 at an exercise price of $0.15 to a senior executive. These warrants were valued using Black-Scholes-Merton Option Pricing Model at the grant date and used the following assumptions:

July 3, 2017
Exercise Price	$0.15
Stock Price	$0.45
Discount applied	50%
Fair Value of stock price	$0.225
Risk Free Rate	4%
Expected life in years	5.48
Expected dividend yield	0%
Expected volatility	202%
Fair value of warrants	$0.2210
# of warrants	17,500,000
Warrants fair value	$3,868,406

The issuance of the warrant was recorded as stock-based compensation in the year ended June 30, 2018.

NOTE 11. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company negotiated month to month leases in Florida and California in 2017 and 2018. Total rent expense for the year ended June 30, 2018 and 2017 was approximately $128,479 and was $326,400 respectively.

Contractual Commitments

The Company continues to develop digital assets and creative entertainment concepts in connection with its long-term revenue share agreement, relating to the digital likeness of the late Michael Jackson. The Company works closely with its joint venture partner, Michael Williams Production (Digi World), in the development of such entertainment properties. The Company currently has no fixed financial obligations associated with these contracts, however, the Company intends to enter into agreements in the future which are likely to result in material fixed obligations.

The Company was in breach of an agreement that it had entered into in 2014 for a production related contract with Authentic Brands Group (ABG). Under the terms of the contract, the Company was required to make an initial payment to the third party as well as commitments to profit sharing requiring minimum future payments to the third party over the next five years beginning at the end of calendar 2015. The future minimum payments due for future profit sharing under the contract were $4,000,000. In January 2016, the Company entered into amendments with Authentic Brands Group to extend the rights of exclusivity for Marilyn Monroe and Elvis Presley through the end of the agreements (December 2021), with multiple 5-year extensions options. The Company has entered into a similar production related contract with ABG and the Estate of Marilyn Monroe. Under the terms of the contract, the Company is required to make an initial payment to the third party as well as commitments to profit sharing requiring minimum future payments to the third party ratably over the next five years beginning at the end of calendar 2015. The future minimum payments due for future profit sharing under the contract are $2,100,000. In July 2016, the Company and its principal producer partner, XIX Entertainment, elected to suspend production of an Elvis Presley related musical and, instead, pursue a different production featuring one of the world’s leading music groups, returning as digital performers, in a world tour. The Company elected to temporarily suspend its Elvis production, discontinue the royalty payments to ABG and enter into amicable negotiations with ABG to re-structure such agreements into a form of revenue share agreement which does not require advance, or periodic, fixed payments. The Company has also been advised that ABG has elected to exchange its share ownership in the Company with a company, organized by our principal founder, in a transaction that would result in ABG becoming part of a new control owner of the Company. We believe this will contribute to a favorable outcome in the renegotiations of our principal agreements, and a continuation of our business relationship, with ABG. The loss of termination cumulatively amounts to $4,785,337 which is reflected within Amortization-License Fee on the Consolidated Statement of Operations in the year ended June 30, 2017.

In July 2017, Mr. John Textor resigned from as Executive Chairman, CEO, CFO and as a director of the Company. Mr. Peter Voelkle was appointed Executive Chairman and Mr. Jordan Fiskenbaum was appointed the CEO of the Company. In November of 2017, Mr. Peter Voelkle, Chairman of our board of directors, resigned from all director and officer positions at the Company. Pursuant to our Bylaws, based on the vacancy of the Chairmanship of the Company, our Chief Executive Officer is acting Chairman of the Board of the Company as of the date of this filing.

F-16

Litigation

On May 27, 2015, William Krueger filed a petition against Pulse Evolution Corporation (“Pulse”) in the 14th Judicial District Court of Dallas County, Texas, for violation of Texas’s Deceptive Trade Practices Act and a temporary injunction. Mr. Krueger’s claims relate to Pulse’s failure to remove references to Mr. Krueger as Pulse’s Chief Financial Officer on the company’s Web site, in a timely fashion, subsequent to the termination of his employment. Mr. Krueger has stipulated that he is seeking less than $74,500 in damages. Since the quarter end, the case has been dismissed in favor of the Company. Mr. Krueger also filed a Motion for New Trial and Motion for Reconsideration, which were overruled by the Court. Mr. Krueger has appealed the Court’s decisions but on July 21, 2017 the Court dismissed the appeal in favor of the Company along with costs.

On February 7, 2017, One Diversified LLC filed a complaint in the Nineteenth Judicial Circuit Court in Florida (Case # 52177465) alleging a breach of contract by the Company for data storage and technology products it supplied during 2016 and seeking payment of the principal amounts of $194,730.73 plus interest and costs incurred in filing the legal action against the Company. The Company has accrued for the cost as of June 30, 2018 and 2017.

In June 2015, the Company entered into an agreement with Darren Bagert Executive Production Company to explore the creation and financing of a theatrical stage production for one of its celebrity estates. The agreement provided for a fee of 1.5% of amounts raised and certain percentage of production profits, with a minimum advance of $150,000 payable, subject to performance, by April 1, 2016, which amount has been accrued. The theatrical stage production did not materialize and the Company is currently in litigation for the performance against this agreement. On July 17, 2017, Darren Bagert Productions LLC filed a petition (Case # 1:17-cv-05391-GHW) in the U.S. District Court for the Southern District of New York to enforce an arbitration award of $524,196 against the Company in connection with the Company’s decision to terminate Mr. Bagert as an Executive Producer for a commercial musical stage show owned by the Company, resulting in a default judgment against the Company. The Company has filed a Notice of Appeal, seeking to appeal the Arbitration Award, based on material error by the Arbitrator. The Company has accrued only $75,000 for the cost as of June 30, 2018.

On November 8, 2017, a group of investors associated with Holotrack AG, a Swiss company whose principals are shareholders of the Company and who have on multiple occasions, in 2016 and 2017, sought control of the Company and its productions, filed a complaint (Case # 2:17-cv-14390) against the Company and its principal officers in the U.S. District Court for the Southern District of Florida (Eleventh Circuit ) the nature of such suit, as described by the complaint, alleging fraud in the inducement, against the Company and its principals in connection with the investment by the plaintiffs. The Company believed the lawsuit is a frivolous lawsuit, filed in response to the Company’s rejection of the plaintiffs’ multiple attempts to gain control of the Company. The Company filed a motion to dismiss the complaint on January 18, 2018. The parties reached a settlement, and the lawsuit was dismissed. The settlement resulted in a net gain of $634,384 and a common stock issuance of 28,639, 914 as reflected in note 7. The Company has not accrued for the cost of litigation as of June 30, 2018.

On June 25, 2018, an office space vendor filed a complaint (Case#: CIV1802192) in the Superior Court of the State of California, Marin County asserting breach of contract, breach of implied covenant of good faith and fair dealing, intentional misrepresentation, and negligent misrepresentation. The Company responded with affirmative defenses on September 27, 2018. No trial date has yet been set and no discovery has been served. The initial case management conference is scheduled for November 14, 2018. The Company has not accrued for any costs as of June 30, 2018.

The Company is involved from time to time in routine litigation arising in the ordinary course of conducting its business. In the opinion of the Company’s management, no pending routine litigation will have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

F-17

NOTE 12. STOCK ISSUANCES

During the years ended June 30, 2018 and 2017, the following issuances were recorded:

Common Stock Issued for Services

During the year ended June 30, 2018, the Company issued an aggregate of 15,661,000 shares of common stock valued at $2,999,661 to four shareholders for services. During the year ended June 30, 2017, the Company issued an aggregate of 37,494,000 shares of common stock valued at $7,989,889 for services.

Common Stock Issued for Contractual Obligations

The Company issued an aggregate of 10,000,00 shares of common stock valued at $3,313,086 to one shareholder, in accordance with contractual obligations, associated with the automatic trigger of bonus shares if the Elvis production did not take place within fifteen months of their investment.

NOTE 13. INCOME TAXES

The Company utilizes the liability method of accounting for deferred income taxes. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is established against deferred tax assets because, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of June 30, 2018, the Company does not believe any material uncertain tax positions are present. Accordingly, interest and penalties have not been accrued due to an uncertain tax position and the fact the Company has reported tax losses since inception.

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

A reconciliation of the statutory U.S. federal rate to the Company’s effective tax rate is as follows:

II.	For the year ended	For the year ended
	6/30/2018	6/30/2017
Computed tax provision (benefit) at federal statutory rate	-21%	-34%
State income taxes, net of federal benefit	-6%	-6%
Permanent differences	84%	85%
Net Operating loss	-57%	-45%
Income tax provision	0%	0%

The components of the net deferred tax asset as of June 30, 2018 and June 30, 2017 is as follows:

I.	For the year ended	For the year ended
	6/30/2018	6/30/2017
Net Operating loss carryforwards	13,096,000	2,247,000
Accrued Compensation	-	-
Impairment of goodwill	-	-
Stock based compensation and other	2,130,000	3,196,000
Total net deferred tax assets	15,226,000	5,443,000
Less valuation discount	(15,226,000)	(5,443,000)
Net deferred tax assets	-	-

F-18

The Company has determined, based upon the weight of available evidence, that it is more likely than not that the net deferred tax asset will not be realized and, accordingly, has provided a full valuation allowance against it.

As of June 30, 2018 and 2017, the Company has estimated federal net operating loss carry forward of approximately $62,364,000 and $51,142,000, respectively. The federal net operating loss carry forwards will expire, if not utilized, by 2014. Utilization of the net operating loss carry forward may be subject to an annual limitation due to the ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended, and similar state provisions.

The Company tax return filings for the last four fiscal years are past due.

Recent Tax Legislation

On December 22, 2017, the TCJA was enacted into law, which significantly changes existing U.S. tax law and includes numerous provisions that affect our business, such as imposing a one-time transition tax on deemed repatriation of deferred foreign income, reducing the U.S. federal statutory tax rate, and adopting a territorial tax system. The TCJA also reduced the U.S. federal statutory tax rate from 35% to 21% effective January 1, 2018. The implementation of this legislation did not materially impact our financial statements.

NOTE 14. INCOME (LOSS) PER SHARE

Basic income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants.

For the year ended June 30, 2018, the calculation of diluted earnings per share are based on the weighted average of shares outstanding during the year. The warrants exercisable into 54,178,028 shares of common stock have been excluded because the loss for the year results in their impact on the income per share being anti-dilutive.

For the year ended June 30, 2017, warrants exercisable into 36,678,028 shares of common stock have been excluded as their exercise price was above the average stock price during the year resulting in their impact on the income per share being anti-dilutive.

The following table sets forth the computation of basic and diluted earnings per share:

	June 30, 2018	June 30, 2017
Earnings per Share - Basic
Net Income/(Loss) for the year	$(9,063,682)	$8,364,308

Average Common Stock outstanding	208,664,494	170,572,194
Net Earnings/(Loss) per share	$(0.043)	$0.049

Earnings per Share - Diluted	June 30, 2018	June 30, 2017
Net Income/(Loss) for the year	$(9,063,682)	$8,364,308

Average Diluted Common Stock outstanding	208,664,494	170,572,194
Net Earnings/(Loss) per share	$(0.043)	$0.049

F-19

NOTE 13. SUBSEQUENT EVENTS

Evolution AI Tender Offer

In October 2017, Evolution AI, a company affiliated with Mr. John Textor, our former Chairman, issued a public offer, to accredited investors who are holders of our common stock and preferred stock, to purchase a majority interest in the Company, at prices of $0.62 per share for restricted common shares, and equivalents, and $1.10 per share for unrestricted common shares, such consideration proposed to be delivered based on a share exchange between our shareholders and the purchaser. In November 2017, Mr. Textor announced that holders of the Company’s common stock, representing more than 50% of the ownership of the Company, had indicated their intent to exchange their shares with the purchaser, indicating a possible change of control of the Company and, potentially, material changes to our board of directors.

Acquisition by Recall Studios

On August 8, 2018, the Company has been notified that a change of control has occurred. Evolution AI Inc. (EAI) had acquired more than 50% of the Company’s shares and subsequently Recall Studios Inc. (OTC: BTOP) had acquired the majority of the shares of EAI. As of the date of this filing, The Company is effectively a subsidiary of Recall Studios Inc. (see 8-K filed by Recall on August 16, 2018)

Stock Issuance Commitments

The Company has committed to issue common stock to various stockholders as set out below

Common Stock to be Issued for Services

The Company committed to issue an aggregate of 11,250,00 shares of common stock valued at $1,434,375 to four shareholders for services. These shares were issued in July 2018.

Common Stock to be Issued for Contractual Obligations

The Company committed to issue an aggregate of 3,300,00 shares of common stock valued at $2,500,000 to one shareholder, who had previously made an cash investment in the company. These shares were issued in July 2013.

Common Stock to be Issued for Conversion of Preferred Shares and Promissory Notes

The Company committed to issue an aggregate of 28,639,914 shares of common stock valued, of which 21,752,818 shares were exchange one-to-one with their preferred stock, and an additional 6,887,096 to settle promissory notes valued at $4,904,384 to eight shareholders, resulting from dismissal and settlement of a legal claim. These shares were issued in July 2018.

F-20